                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to incorporation by reference in the Registration Statements (No. 33-62116), (No. 33-56195) on Form S-3 and (No. 33-68140), (No. 2-67954),
(No. 2-84789), (No. 33-57621), No. 33-57625) on Form S-8 of Kirby Corporation
and consolidated subsidiaries of our report dated February 20, 1996, relating to the consolidated balance sheets of Kirby Corporation and consolidated subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Kirby Corporation and consolidated subsidiaries. Such report on the consolidated financial statements refers to a change in the Company's method of accounting for the impairment of long-lived assets and long-lived assets to be disposed of.

                                            KPMG PEAT MARWICK LLP

Houston, Texas
March 13, 1996